UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         January 30, 2018

NORWEGIAN CRUISE LINE HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (305) 436-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2018, Norwegian Cruise Line Holdings Ltd. (the “Company”) and Wendy A. Beck, the Company’s Executive Vice President and Chief Financial Officer, announced that Ms. Beck would be leaving the Company to pursue other career opportunities. Ms. Beck joined the Company in 2010 and was instrumental in launching the Company’s initial public offering in 2013 and completing the Company’s acquisition and integration of Prestige Cruises International, Inc. and the Oceania Cruises and Regent Seven Seas Cruises brands in 2014. In connection with her departure, Ms. Beck has agreed to continue in her current position as Executive Vice President and Chief Financial Officer through September 30, 2018 or any earlier date as may be determined by the Company (the “Succession Date”).

On February 2, 2018, a subsidiary of the Company entered into a Transition, Release and Consulting Agreement (the “Transition Agreement”) with Ms. Beck. Pursuant to the terms of the Transition Agreement, subject to Ms. Beck not voluntarily terminating her employment prior to the Succession Date, following the Succession Date, Ms. Beck will be entitled to receive the following benefits: (i) an amount equal to two times her base salary, which will be paid over a 12-month period, (ii) in recognition of her service and tenure, an amount equal to $4 million, paid in quarterly installments through December 30, 2019, (iii) continued COBRA benefits at the same cost as active employees (or pay in lieu of such benefits if the Company cannot provide such benefits) for up to 36 months, (iv) full acceleration of her outstanding time-based equity awards, (v) continued opportunity to vest in her only outstanding performance-based equity award, subject to the satisfaction of the applicable financial performance conditions for 2018, (vi) pro-rata portion of any bonus actually earned based on performance for 2018, and (vii) an executive-level cruise.

Pursuant to the terms of the Transition Agreement, Ms. Beck has agreed to provide consulting services to the Company for two years following the Succession Date to help with the transition and integrate her successor. Ms. Beck will receive $2 million, paid in six equal quarterly installments through December 30, 2019, for her consulting services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

/s/ Daniel S. Farkas
Name:	Daniel S. Farkas
Title:	Senior Vice President, General Counsel and Assistant Secretary

Dated:  February 5, 2018